SUPERIOR BANCORP
REPORTS THIRD QUARTER 2009 RESULTS

•	Net income of $880,000 vs. $5.7 million loss in the second quarter 2009.
•	Deposits were up approximately 12% during 2009 to $2.6 billion.
•	Loans increased 5% during 2009 to $2.4 billion.
•	Net interest margin improved to 3.36%, up 15 basis points from the second quarter 2009.
•	Total Risk Based Capital increased to 11.27% from 11.07% in the second quarter.

Birmingham, Alabama, November 3, 2009:  Superior Bancorp (NASDAQ: SUPR) today reported its third quarter 2009 results.  A summary of the results is provided below and in the attached financial data.

	As of and for the Quarters Ended
(Dollars in thousands, except per share data	September 30, 2009	September 30, 2008
Total assets	$3,226,570	$3,103,677
Total loans, net of unearned income	2,434,534	2,219,041
Total deposits	2,619,961	2,225,529
Stockholders’ equity	244,730	341,873
Net interest income	23,913	21,626
Net income (loss)	880	(6,508)
Net loss available to common stockholders	(287)	(6,508)
Net loss per common share	(0.03)	(0.65)
Total branches	72	76

Earnings Performance

“We are pleased to report profitable operations for our third quarter, 2009, especially in this very difficult economy,” Chairman and CEO Stan Bailey commented. “The quarter’s results included significant progress on several fronts, even as we continue to address certain credit challenges reflective of the current economic recession.”

“Our interest margin rose to 3.36%, reflecting our continued progress in repricing both our loan portfolio and our deposits.  All  fee income categories rose except for mortgage banking,  our expenses declined significantly as part of our previously announced efficiency program, our credit costs remained reasonable compared to average industry results, our regulatory capital ratio increased and we absorbed the cost of the market value risk in our investment portfolio while reporting a profitable quarter.  Looking back on our third quarter, we made considerable progress,” Bailey concluded.

Comparison of Third Quarter 2009 with Second Quarter 2009

Net interest income increased significantly, rising from $22.7 million to $23.9 million.  As noted above, the margin rose to 3.36% from 3.21%, with both being constrained to similar degrees by the effects of loans that were placed on non-accrual - approximating 0.15% in both quarters.  A significant portion of the increase in net interest income was associated with margin improvement as our average deposit pricing declined approximately 0.16%.  Our loan portfolio increased 1.5% from the second quarter to the third, offset by a similar decline in loans held for sale, as the mortgage pipeline was reduced due to lower production activity.

The third quarter included a gain from securities sales of $5.6 million due to repositioning of a portion of the securities portfolio.  Also included in this quarter’s results were write downs associated with  trust preferred securities and certain private-label mortgage-backed securities in our portfolio totaling $3.5 million for other-than-temporary impairments (OTTI), and a provision for loan losses and OREO expenses totaling $6.5 million.

Total noninterest income, excluding both the securities transactions and the OTTI loss, declined approximately $0.3 million from the second quarter, due exclusively to lower mortgage activity, as all other income categories rose.

Total noninterest expense declined $2.2 million, approximately half of which was due to the FDIC special assessment in the second quarter, and the balance being attributable to a concerted effort to reduce expenses at Superior, including the closure of 5 branches during the quarter.  These expense reduction measures should continue to be beneficial in future quarters.

Credit Quality

Loans 30-89 days past due (DPD) and still accruing was 1.64% of total loans at quarter end compared to 1.50% on June 30, 2009.  Non-performing loans, including loans 90 DPD and still accruing, increased to $153 million or 6.3 % of total loans in the quarter compared to 4.91 % of total loans at June 30, 2009.  Of the non-performing loans, 31% is in Alabama, 63% in Florida and 6% elsewhere.  Our other real estate owned portfolio of $42 million consists of 62% in Alabama and 38% in Florida.

Net charge offs for the quarter were $4.3 million, or an annualized rate of 0.72% of total loans.

The provision for loan losses for the quarter was $5.2 million compared to a provision of $6.0 million in the prior quarter.  The allowance for loan losses stands at $34.3 million, 1.41% of loans, up from $33.5 million at the prior quarter’s end.

Balance Sheet, Capital and Liquidity

An investment securities repositioning program implemented during the third quarter allowed us to reinvest in lower “risk based” assets, freeing up some $12 million in regulatory capital.  As the result of this strategy and improved operating earnings during the quarter, our total risk based capital ratio increased to 11.27% for the quarter.  We continue to focus on maintaining our capital ratios at appropriately high levels given the current conditions in the economy.

Additionally, as discussed below, we recorded OTTI charges in this and previous quarters that  reduced the market risk and book value of the trust preferred securities in our portfolio from approximately $24 million at December 31, 2008 to approximately $14 million at September 30, 2009.  While reducing the carrying value of these assets had a significant impact on earnings, it is clear that their fair value is significantly diminished in the current environment, and that reduction was appropriate under these conditions.

Superior Bank’s liquidity continues to be strong, and our reliance on brokered deposits and borrowings remains at a low level.  Deposits at our 22 de novo branches opened since 2006 rose to $430 million, a new record level, and represent a steady source of core funding that enables us to continue to grow Superior with relationship-based funding.

Regulatory Reform

Besides the economy, the greatest risk of uncertainty for the banking industry continues to be the regulatory reform initiatives being undertaken by the U. S. Congress and our numerous regulatory agencies.  While fully recognizing that the activities of the mostly investment banking and non-bank financial institutions became major catalysts for our current economic challenges, Congress is proposing an over-reactive, sweeping “broad brush” solution resulting in the Government’s intent to increase regulations, oversight and involvement in the daily business activities best left to experienced bank management teams and their boards of directors.  It will result in additional burdensome disclosures and red tape for our customers and additional cost to our shareholders.  For the vast majority of well-run community banks, it is totally unnecessary.

Earnings Restatement

In consultation with our external auditors and with the approval of our Audit Committee, we intend to restate our previously reported results for the first and second quarters of 2009 to increase our charges for previously recorded OTTI within the trust preferred securities. We intend to file our amended Forms 10-Q/A on or about November 9, 2009. During the first and second quarters of 2009, our rated trust preferred securities portfolio experienced significant rating downgrades. After further review and in consultation with an external valuation firm, it was determined that the credit spreads used in our initial valuations did not reflect then- current market rates for these types of instruments. Considering the continued credit deterioration, related disruption of the market for these instruments and the complexity of the instrument structures, we revised the interest rate and default assumptions used in determining fair value and determined the need to recognize additional OTTI adjustments.

In addition, we determined that a $5 million trust preferred security of a privately held company with respect to which contemporaneous financial information was difficult to obtain, was fully impaired during the first quarter 2009. Accordingly, we revised our OTTI credit charge to recognize a loss on the full amount of the security. The impact on net income from the restatements was ($2.9 million), or ($0.29) per common share for the first quarter, and ($1.9 million), or ($0.19) per common share for the second quarter.   Additional detail on the  effect of the restatements on the March 31 and June 30, 2009 condensed consolidated financial statements and earnings per share is included in the attached schedules.

About Superior Bancorp

Superior Bancorp is a $3.2 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community bank and the third largest U. S. banking institution headquartered in Alabama.  Superior Bank currently has 72 branches, with 44 locations throughout the state of Alabama and 28 locations in Florida.  Superior Bank also operates 23 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.

 The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this release, including any statements preceded by, followed by or which include the words  “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). Such forward looking statements should, therefore, be considered in light of various important factors set forth from time to time in our reports and registration statements filed with the SEC. The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (5) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (6) the willingness of users to substitute competitors’ products and services for our products and services; (7) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (8) our ability to resolve any legal proceeding on acceptable terms and its effect on our financial condition or results of operations; (9) technological changes; (10) changes in consumer spending and savings habits; (11) the effect of natural disasters, such as hurricanes, in our geographic markets; (12) regulatory, legal or judicial proceedings; (13) the continuing instability in the domestic and international capital markets; (14) the effects of new and proposed laws relating to financial institutions and credit transactions; and (15) the effects of policy initiatives that have been and may continue to be  introduced by the new Presidential administration and related regulatory actions.

Superior Bancorp disclaims any intent or obligation to update forward-looking statements.

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).

COMPANY CONTACT:

Jim White, Chief Financial Officer, (205) 327-3656

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY EFFECTS OF RESTATEMENT
(Dollars in thousands, except per share data)

Restatement Effects – Condensed Consolidated Statements of Financial Condition (Unaudited)

	As of March 31, 2009			As of June 30, 2009
	Restated	As Originally Filed	Difference	Restated	As Originally Filed	Difference

Investment securities available for sale	$328,708	$338,590	$(9,882)	$306,301	$315,551	$(9,250)
Accrued interest receivable	-	-	-	16,025	16,210	(185)
Other assets	58,383	53,470	4,913	66,165	62,819	3,346
Total assets	3,129,469	3,134,438	(4,969)	3,209,421	3,215,510	(6,089)
Accrued interest payable and other liabilites	24,906	24,240	666	-	-	-
Accumulated deficit	(134,621)	(131,733)	(2,888)	(141,483)	(136,662)	(4,821)
Accumulated other comprehensive loss	(9,550)	(6,803)	(2,747)	(7,791)	(6,723)	(1,268)
Total stockholders’ equity	245,434	251,070	(4,969)	240,681	246,770	(6,089)
Total liabilities and stockholders’ equity	3,129,469	3,134,438	(4,969)	3,209,421	3,215,510	(6,089)

Restatement Effects – Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Three Months Ended			Six-Months Ended
	March 31, 2009			June 30, 2009			June 30, 2009
	Restated	As Originally Filed	Difference	Restated	As Originally Filed	Difference	Restated	As Originally Filed	Difference

Net interest income	$-	$-	$-	$22,717	$22,915	$(198)	$80,386	$80,584	$(198)
Total other-than-temporary impairment losses	(7,629)	(1,777)	(5,852)	(6,685)	(5,853)	(832)	(17,189)	(7,631)	(9,558)
Portion of OTTI recognized in other comprehensive income	1,784	1,453	331	904	1,776	(872)	5,563	3,230	2,333
Investment securities (loss) gain	(5,845)	(324)	(5,521)	(5,781)	(4,077)	(1,704)	(11,626)	(4,401)	(7,225)
Loss before income taxes	(6,422)	(901)	(5,521)	(10,233)	(8,331)	(1,902)	(16,655)	(9,232)	(7,423)
Income tax benefit	(2,848)	(215)	(2,633)	(4,539)	(4,596)	30	(7,387)	(4,784)	(2,603)
Net loss	(3,574)	(686)	(2,888)	(5,694)	(3,762)	(1,932)	(9,268)	(4,448)	(4,820)
Net loss applicable to common shareholders	(4,717)	(1,829)	(2,888)	(6,681)	(4,929)	(1,932)	(11,578)	(6,758)	(4,820)
Basic net loss per common share	(0.47)	(0.18)	(0.29)	(0.68)	(0.49)	(0.19)	(1.15)	(0.67)	(0.48)
Diluted net loss per common share	(0.47)	(0.18)	(0.29)	(0.68)	(0.49)	(0.19)	(1.15)	(0.67)	(0.48)

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of Financial Condition
(Dollars In Thousands)

	September 30,		December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$57,364	$88,035	$74,237
Interest-bearing deposits in other banks	73,976	6,564	10,042
Federal funds sold	990	3,038	5,169
Total cash and cash equivalents	132,330	97,637	89,448
Investment securities available for sale	296,881	334,502	347,142
Tax lien certificates	24,700	18,877	23,786
Mortgage loans held for sale	58,704	15,292	22,040
Loans, net of unearned income	2,434,534	2,219,041	2,314,921
Less: Allowance for loan losses	(34,336)	(27,670)	(28,850)
Net loans	2,400,198	2,191,371	2,286,071
Premises and equipment, net	104,764	104,003	104,085
Accrued interest receivable	15,540	15,188	14,794
Stock in FHLB	18,212	24,965	21,410
Cash surrender value of life insurance	49,655	47,789	48,291
Goodwill and other intangibles	17,784	184,442	21,052
Other real estate	42,259	24,522	19,971
Other assets	65,543	45,089	54,611

Total assets	$3,226,570	$3,103,677	$3,052,701

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$255,196	$220,553	$212,732
Interest-bearing	2,364,765	2,004,976	2,130,256
Total deposits	2,619,961	2,225,529	2,342,988

Advances from FHLB	218,321	440,327	361,324
Federal funds borrowed and security repurchase agreements	1,652	5,989	3,563
Notes payable	45,801	10,000	7,000
Subordinated debentures	60,720	60,940	60,884
Accrued expenses and other liabilities	35,385	19,019	25,703
Total liabilities	2,981,840	2,761,804	2,801,462

Stockholders' Equity
Preferred stock, par value $.001 per share; shares authorized 5,000,000:
Series A, fixed rate cumulative perpetual preferred stock; 69,000 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	-	-	-
Common stock, par value $.001 per share; shares authorized 20,000,000; shares issued 11,624,279, 10,391,748 and 10,403,087, respectively; outstanding 11,624,279, 10,064,941 and 10,074,999, respectively	12	10	10
Surplus - preferred	63,868	-	62,978
- warrants	8,646	-	8,646
- common	321,840	331,860	329,461
Accumulated (deficit) retained earnings	(141,770)	28,586	(129,904)
Accumulated other comprehensive loss	(7,501)	(6,441)	(7,925)
Treasury stock, at cost	-	(11,370)	(11,373)
Unearned ESOP stock	(308)	(487)	(443)
Unearned restricted stock	(57)	(285)	(211)
Total stockholders' equity	244,730	341,873	251,239

Total liabilities and stockholders' equity	$3,226,570	$3,103,677	$3,052,701

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of  Operations
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2009	2008	2009	2008	2008
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$36,783	$36,664	$107,693	$110,717	$147,162
Interest on investment securities:
Taxable	3,362	4,106	11,148	12,302	16,310
Exempt from Federal income tax	432	430	1,295	1,291	1,716
Interest on federal funds sold	1	17	8	114	122
Interest and dividends on other investments	471	663	1,289	2,039	2,578

Total interest income	41,049	41,880	121,433	126,463	167,888

Interest expense
Interest on deposits	13,315	16,010	42,317	52,972	68,405
Interest on FHLB advances and other borrowings	2,619	3,290	7,558	9,098	12,104
Interest on subordinated debt	1,202	954	3,602	2,887	4,094

Total interest expense	17,136	20,254	53,477	64,957	84,603

Net interest income	23,913	21,626	67,956	61,506	83,285

Provision for loan losses	5,169	2,305	14,602	10,143	13,112

Net interest income after provision for loan losses	18,744	19,321	53,354	51,363	70,173

Noninterest income
Service charges and fees on deposits	2,595	2,425	7,506	6,721	9,295
Mortgage banking income	1,506	820	5,468	3,117	3,972

Gain on sale of investment securities	5,644	NA	5,644	NA	NA
Total other-than-temporary impairment ("OTTI") losses	(1,426)	NA	(18,616)	NA	NA
Portion of OTTI recognized in (transferred from)other comprehensive income	(2,097)	NA	3,466	NA	NA
Investment securities gains (losses)	2,121	(8,541)	(9,506)	(7,072)	(8,453)
Change in fair value of derivatives	435	141	170	773	1,240
Increase in cash surrender value of life insurance	568	583	1,623	1,689	2,274
Gain on extinguishment of liabilities	-	-	-	2,918	2,918
Other income	1,254	1,359	3,811	4,247	5,521
		.
Total noninterest income	8,479	(3,213)	9,072	12,393	16,767

Noninterest expenses
Salaries and employee benefits	12,234	12,379	36,976	36,577	49,672
Occupancy, furniture and equipment expense	4,478	4,434	13,397	12,614	17,197
Amortization of core deposit intangibles	985	896	2,956	2,688	3,585
Goodwill impairment charge	-	-	-	-	160,306
FDIC assessment	921	433	3,310	657	1,105
Foreclosure losses	1,337	190	3,656	552	908
Other operating expenses	5,687	5,576	17,207	16,358	21,905

Total noninterest expenses	25,642	23,908	77,502	69,446	254,678

Income (loss) before income taxes	1,581	(7,800)	(15,076)	(5,690)	(167,738)

Income tax expense (benefit)	701	(1,292)	(6,686)	(719)	(4,588)

Net income (loss)	880	(6,508)	(8,390)	(4,971)	(163,150)
Preferred stock dividends and amortization	1,167	-	3,477	-	311
Net loss applicable to common shareholders	$(287)	$(6,508)	$(11,867)	$(4,971)	$(163,461)

Basic loss per common share	$(0.03)	$(0.65)	$(1.14)	$(0.50)	$(16.31)
Diluted loss per common share	$(0.03)	$(0.65)	$(1.14)	$(0.50)	$(16.31)

Weighted average common shares outstanding	10,984	10,023	10,373	10,017	10,021
Weighted average common shares outstanding, assuming dilution	10,984	10,023	10,373	10,017	10,021

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)

	As of and for the Three Months		As of and for the Nine Months		As of and for the Year
	Ended September 30,		Ended September 30,		Ended December 31,
	2009	2008	2009	2008	2008
Selected Average Balances :
Total assets	$3,157,306	$3,053,069	$3,143,657	$2,980,931	$3,010,045
Total liabilities	2,914,116	2,705,133	2,896,711	2,630,594	2,659,816
Loans, net of unearned income	2,422,871	2,181,873	2,384,287	2,112,800	2,147,524
Mortgage loans held for sale	64,391	19,846	62,203	29,453	25,251
Investment securities	297,578	349,783	320,502	350,551	346,046
Total interest-earning assets	2,853,456	2,610,556	2,836,591	2,548,882	2,576,505
Noninterest-bearing deposits	251,696	219,037	243,094	218,478	218,486
Interest-bearing deposits	2,307,757	2,018,972	2,273,384	1,994,935	2,009,918
Advances from FHLB	228,679	374,562	262,757	320,685	335,393
Federal funds borrowed and security repurchase agreements	1,644	8,602	2,265	8,393	7,513
Subordinated debentures	60,743	54,660	60,796	53,996	55,736
Total interest-bearing liabilities	2,648,029	2,470,127	2,635,776	2,391,262	2,421,892
Stockholders' equity	243,190	347,935	246,946	350,337	350,229

Per Share Data:
Net (loss) income - basic	$(0.03)	$(0.65)	$(1.14)	$(0.50)	$(16.31)
- diluted (5)	$(0.03)	$(0.65)	$(1.14)	$(0.50)	$(16.31)
Weighted average common shares outstanding - basic	10,984	10,023	10,373	10,017	10,021
Weighted average common shares outstanding - diluted (5)	10,984	10,023	10,373	10,017	10,021
Common book value per share at period end	$14.82	$33.97	$14.82	$33.97	$17.83
Tangible common book value per share at period end	$13.29	$15.64	$13.29	$15.64	$15.74
Preferred shares outstanding at period end	69	-	69	-	69
Common shares outstanding at period end	11,624	10,064	11,624	10,064	10,075

Performance Ratios and Other Data:
Return on average assets(1)	0.11%	(0.85)%	(0.36)%	(0.22)%	(5.42)%
Return on average tangible assets(1)	0.11	(0.90)	(0.36)	(0.24)	(5.78)
Return on average stockholders' equity(1)	1.44	(7.44)	(4.54)	(1.90)	(46.58)
Return on average tangible equity(1)	1.55	(15.88)	(4.93)	(4.04)	(99.05)
Net interest margin(1)(2)(3)	3.36	3.33	3.23	3.26	3.27
Net interest spread(1)(3)(4)	3.17	3.16	3.04	3.03	3.06
Average loan to average deposit ratio	97.18	98.38	97.22	96.79	97.50
Average interest-earning assets to average interest-bearing liabilities	107.76	105.69	107.62	106.59	106.38
Intangible assets - goodwill	$-	$162,390	$-	$162,390	$-
- core deposit intangible ("CDI") and other intangibles	17,784	22,052	17,784	22,052	21,052

Assets Quality Ratios:
Nonaccrual loans	$143,507	$51,451	$143,507	$51,451	$54,712
Accruing loans 90 days or more delinquent	9,102	8,268	9,102	8,268	8,033
Other real estate owned and repossessed assets	42,764	24,787	42,764	24,787	20,303
Total nonperforming assets ("NPAs")	195,373	84,506	195,373	84,506	83,048
Restructured loans, not included in total NPAs	21,743	1,818	21,743	1,818	2,643
Net loan charge-offs	4,336	1,877	9,115	5,341	7,130
Allowance for loan losses to nonperforming loans	22.50%	46.33%	22.50%	46.33%	45.98%
Allowance for loan losses to loans, net of unearned income	1.41%	1.25%	1.41%	1.25%	1.25%
NPA to loans plus NPAs, net of unearned income	7.89%	3.77%	7.89%	3.77%	3.56%
NPAs to total assets	6.06%	2.72%	6.06%	2.72%	2.72%
Net loan charge-offs to average loans(1)	0.71%	0.34%	0.51%	0.34%	0.33%
Net loan charge-offs as a percentage of:
Provision for loan losses	83.90%	81.48%	62.43%	52.66%	54.38%
Allowance for loan losses(1)	50.10%	27.00%	35.36%	25.78%	24.71%

(1)- Annualized for the three and nine-month periods ended September 30, 2009 and 2008.
(2)-Net interest income divided by average earning assets.
(3)-Calculated on a taxable equivalent basis.
(4)-Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)-Common stock equivalents of  67,422 and 73,825, and 92,086 and 55,494 shares were not included in computing diluted earnings per share for the three and nine-month periods ending September 30, 2009 and 2008, respectively, and 65,226 shares for the year ended December 31, 2008 because their effects were antidilutive.